Exhibit 24.1

POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors of Bank of Marin Bancorp, a California corporation (the “Company”), does hereby constitute and appoint Russell A. Colombo and Christina J. Cook and each of them (with full power to each of them to act alone), his/her true and lawful attorneys in fact and agents for him/her and on his/her behalf and in his/her name, place and stead in any and all capacities and particularly as a director of the Company, to sign, execute and file any of the documents referred to below relating to the registration, in connection with the adoption of certain equity compensation plans, of shares of the Company’s common stock:

A Registration Statement of the Company respecting the shares of Company common stock to be issued pursuant to the Purchase Agreement, on Form S-3,under the Securities Act of 1933, as amended, and any and all amendments to the Registration Statement, including Post-Effective Amendments, with all exhibits and any and all documents required to be filed with respect thereto with the Securities and Exchange Commission and/or any regulatory authority for any state in the United States of America;

granting unto said attorneys and each of them full power and authority to do and perform every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as he/she might or could do if personally present, hereby ratifying and confirming all that said attorneys in fact and agents or each of them may lawfully do or cause to be done by virtue hereof.

WITNESS the signatures of the undersigned this 16th day of January, 2009.

/s/ JOEL SKLAR, M.D.	Chairman
JOEL SKLAR, M.D.

/s/ JUDITH O’CONNELL ALLEN	Director
JUDITH O’CONNELL ALLEN

/s/ RUSSELL A. COLOMBO	President and Chief Executive Officer
RUSSELL A. COLOMBO

/s/ JAMES E. DIETZ	Director
JAMES E. DIETZ

/s/ THOMAS M. FOSTER	Director
THOMAS M. FOSTER

/s/ ROBERT HELLER	Director
ROBERT HELLER

/s/ NORMA J. HOWARD	Director
NORMA J. HOWARD

/s/ J. PATRICK HUNT	Director
J. PATRICK HUNT

/s/ STUART D. LUM	Director
STUART D. LUM

/s/ JOSEPH D. MARTINO	Director
JOSEPH D. MARTINO

/s/ WILLIAM A. MCDEVITT, JR.	Director
WILLIAM A. MCDEVITT, JR.

/s/ BRIAN M. SOBEL	Director
BRIAN M. SOBEL

/s/ J. DIETRICH STROEH	Director
J. DIETRICH STROEH

/s/ JAN I. YANEHIRO	Director
JAN I. YANEHIRO